SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               __________________

                        Date of Report: FEBRUARY 4, 2003

                               BIO-ONE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                   000-31889                 65-0815746
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)

          1630 WINTER SPRINGS BOULEVARD, WINTER SPRINGS, FLORIDA 32708
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (407) 977-1005




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Bio-One Corporation, a Nevada corporation ("Bio-One") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), effective November 25, 2003, by and between Bio-One and American Nutritional Exchange, Inc., a Florida corporation ("American Nutritional"). Pursuant to the Stock Purchase Agreement, Bio-One purchased shares of American Nutritional's capital stock representing eighty percent (80%) of the votes of all issued and outstanding shares of American Nutritional capital stock for (i) a purchase price in an amount equal to One Million Dollars ($1,000,000) payable in installments and
(ii) a credit line to be made available to American Nutritional in the principal amount of One Million Dollars ($1,000,000), which can be drawn down in traunches during 2004. Pursuant to the Stock Purchase Agreement, Bio-One is entitled to receive thirty percent (30%) of any future distribution of profits of American Nutritional and/or thirty percent (30%) of any future distribution of proceeds from a sale of American Nutritional.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (C)      EXHIBITS

EXHIBIT         DESCRIPTION                                    LOCATION
-------         -----------                                    ---------

Exhibit 16.1    Stock Purchase Agreement, effective as of      Provided herewith
                November 25, 2003, by and between Bio-One
                Corporation and American Nutritional
                Exchange, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BIO-ONE CORPORATION

Date:    February 4, 2004                 By: /s/ Armand Dauplaise
                                              ----------------------------------
                                          Name:    Armand Dauplaise
                                          Its:     President, Chief Executive
                                                   Officer, Principal Accounting
                                                   Officer and Director


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